So Much More Than Electric Vehicle Charging: US-Pioneer Volta Enters the European Market

Rich media charging stations electrify retail and real estate industries by increasing on-site revenue

Berlin / Paris / Zurich, December 6, 2021— Volta Inc. (“Volta''), the industry leader in commerce-centric electric vehicle (“EV”) charging, announced its expansion into the European market, with an initial focus on Germany, Austria, Switzerland, and France. The announcement was made today at the NOAH Conference in Zurich.
With unique charging stations that feature high-impact, large-format digital screens located near the entrances of premier commercial locations, Volta’s network is among the most utilized in the U.S. For consumers, Volta provides seamless, reliable charging that complements their daily lives and routines. For site partners, the eye-catching displays and premium station locations help drive business by attracting more customers for longer periods of time. For advertisers, Volta stations double as an innovative, digital out-of-home advertising platform, allowing brands to reach shoppers seconds before they enter a store to make a purchase.
The build-out of Volta’s network is powered by best-in-class behavioral science and machine learning technology, allowing the company to deploy infrastructure intelligently and efficiently.
“We believe in a regenerative energy future that is clean, connected, and custom-fit to how we live our lives,” said Chris Wendel, Co-founder and President of Volta. “We’ve been honing our expertise over the past decade in the U.S., helping to catalyze one of the most significant macroeconomic shifts of our lifetime. We’re proud to see the company we’ve built extend into Europe and look forward to the many opportunities that lay ahead.”
“Volta continues to anticipate and guide the rapidly-evolving changes in consumer behavior around fueling and commerce - proving businesses can thrive while building a more sustainable future,” said Vincent Grena, Head of Volta Europe. “Our local teams of industry veterans look forward to delivering measurable commercial advantages for our site partners, and maximum convenience for EV drivers.”
Volta’s Europe expansion is driven by experienced local teams of EV charging hardware and software engineers, SaaS experts, and digital outdoor media sales leaders operating out of initial offices in Berlin and Paris.

About Volta
Volta Inc. (NYSE: VLTA) is an industry leader in commerce-centric EV charging networks. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta’s goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com
Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.